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                                                                   EXHIBIT 99.16

                       FIRST LEASE MODIFICATION AGREEMENT


         THIS FIRST LEASE MODIFICATION AGREEMENT (the "Modification"), made this 20th day of May, 1998, by and between GF ASSOCIATES (herein called "Lessor") and PRINTPACK, INC., (herein called "Lessee").

         WHEREAS, The Lawson Group, Ltd. and Shell Oil Company entered into a Lease dated July 25, 1990 (the "Lease") for the land and certain buildings located thereon in the Busch Corporate Center, James City County, Virginia, as more particularly described in the Lease (the "Premises"); and

         WHEREAS, The Lawson Group, Ltd. assigned its interest in the Lease to Lessor by assignment dated March 29, 1991; and

         WHEREAS, Shell Oil Company assigned its interest in the Lease to Rampart Packaging, Inc. by assignment dated July 25, 1990; and

         WHEREAS, James River II, Inc. acquired all of the stock of Rampart Packaging, Inc. on August 12, 1991; and

         WHEREAS, James River II, Inc. was merged with and into James River Paper Company, Inc., the surviving corporation, on December 27, 1992; and

         WHEREAS, James River Paper Company, Inc. assigned its interest in the Lease to Lessee by virtue of that certain Lease Assignment dated August 15, 1996, recorded in James City Deed Book 804, Page 114; and

         WHEREAS, Lessee desires to expand its operation and said expansion requires the Lessor to acquire additional land and increase the size of the buildings occupied by Lessee; and

         WHEREAS, Lessor is willing to acquire the additional land and increase the size of the buildings occupied by Lessee subject to Lessee's agreement with the terms hereof; and

         WHEREAS, Lessor and Lessee desire to modify the terms of the Lease to reflect their agreements with regard to the expansion of the Premises.

         NOW, THEREFORE, WITNESSETH:

         That for and in consideration of the premises and the mutual benefits to ensue herefrom, Lessor and Lessee hereby agree as follows:


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         1.       Paragraph 2 of the Lease entitled "Premises" is hereby amended by adding the following paragraph to the indented portion of Paragraph 2:

                  "Together with a parcel of land containing approximately 2.186 acres along the rear lines of Sites 18-A and 18-B more particularly described on Exhibit A attached hereto and made a part hereof (the "Additional Land"), and the expansion by Lessor of the two primary existing buildings, as described in the preceding paragraph hereof, by the addition of approximately 12,000 square feet of additional building space (the "Expansion Building")."

         2. Paragraph 3 of the Lease entitled "Term" is hereby amended to read as follows:

                  "3. Term. The term of this Lease shall be for a period of twenty-seven (27) years commencing on March 1, 1990, and ending on February 28, 2017, unless sooner terminated pursuant to any provision hereof."

         3. Paragraphs 4(d) and (e) of the Lease are hereby deleted. The following is added as new paragraphs 4(d) and 4(e):

                  "(d)     From and after March 1, 1997 rent for the Site A
         Building and the Site B Building shall be as follows:

                           (i) From March 1, 1997 through March 31, 1998, $494,906.25 annually, $41,242.19 monthly;

                           (ii) April 1, 1998 through February 28, 2002, $457,953.25 annually, $38,162.77 monthly;

                           (iii) March 1, 2002, through February 28, 2007, $483,028.50 annually, $40,252.38 monthly;

                           (iv) March 1, 2007, through February 28, 2012, $508,103.75 annually, $42,341.98 monthly;

                           (v) March 1, 2012 through February 28, 2017, $533,179.00 annually, $44,431.58 monthly.

                  (e) Rent for the Premises shall be the sum of the rent for the Site A Building and the Site B Building and rent for the Expansion Building determined as follows. The rent for the Expansion Building shall be the amount necessary to amortize (i) the purchase price paid by Lessor



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         for the acquisition of the Additional Land, (ii) the construction costs paid by Lessor to the general contractor for the construction of the Expansion Improvements , (iii) the amount paid by Lessor to The Greenwood Partnership pursuant to the "A&E Contract" (as defined in paragraph 12(c) below), (iv) the soft costs identified on Exhibit B attached hereto incurred by Lessor in connection with the construction of the Expansion Improvements provided that each of such soft costs shall not exceed the amount indicated on Exhibit B without Lessee's prior written approval which shall not be unreasonably withheld: and
         (v) any amounts reimbursed to Lessee by Lessor for amounts expended by Lessee in connection with the planned development of the Expansion Improvements (the aggregate amount of the amounts set forth in the foregoing items (i) through (v) is referred to herein as the "Expansion Improvements Costs" and the Expansion Improvements Costs shall not exceed $1,100,000 unless the Expansion Improvements Costs exceed $1,100,000 because of an increase in soft costs above the amount indicated on Exhibit B which has been approved in writing by Lessee as provided above) amortized over a term of thirty (30) years at an interest rate of 8.5% per annum. Based on the assumption that the Expansion Improvements Costs incurred by Lessor will be $1,000,000.00, the annual rent for the Expansion Building will be $92,292.96 payable in equal monthly installments of $7,691.08 beginning on April 1, 1998. Once the actual Expansion Improvements Costs are known the actual rent for the Expansion Building will be calculated retroactive to April 1, 1998 and appropriate adjustments shall be made between Lessor and Lessee to reflect any differences between the rent paid by Lessee at the assumed annual rent of $92,292.96 and the actual rent."

         4. The address set forth in Paragraph 4(g) is hereby amended to read "373 Edwin Drive, Virginia Beach, Virginia 23462" until changed by notice from Lessor to Lessee.

         5. The second sentence of Paragraph 7.1(a) of the Lease shall be amended to read as follows:

                  "Such insurance shall be combined single limit policy in an amount of not less than One Million and 00/100 Dollars ($1,000,000.00)."

         6. The first sentence of Paragraph 7.2(b) of the Lease shall be amended to read as follows:

                  "During the term hereof, in addition to the rent, Lessee shall reimburse Lessor for the amount of any premiums paid by Lessor for the insurance required under Paragraph 7.2(a)."


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                  The first sentence of Paragraph 7.2(c) of the Lease shall be amended to read as follows:

                  "Lessee shall reimburse Lessor for any such premium paid by Lessor within thirty (30) days after receipt by Lessee of a copy of the premium statement or other satisfactory evidence of the amount paid by Lessor."

The insurance that is currently in place covers the period of June 1, 1997 through May 31, 1998. Therefore it is agreed that Lessee's obligations under Paragraphs 7.2(b)and 7.2(c) as modified hereby shall commence with the insurance premiums for the policy or policies that go into effect as of June 1, 1998 and are not retroactive to previous years.

         7. Paragraph 9.1 of the Lease is hereby amended to read as follows:

                  "9.1 Payment of Real Property Taxes. Lessee shall pay all real property taxes applicable to the Premises provided that if any real property taxes may be paid in installments, Lessee shall be obligated to pay only those installments which become due during the term of this Lease. Lessor agrees to cooperate with Lessee if Lessee determines to contest, at Lessee's sole cost and expense, the amount of any real property taxes levied or assessed against the Premises. If the term of this Lease shall not expire concurrently with the expiration of the tax fiscal year, Lessee's liability for real property taxes for the last lease year shall be pro rated on an annual basis and shall survive the expiration of this Lease."

Notwithstanding the foregoing, for 1998 Lessor shall be responsible for, and shall pay, 25% of the amount of the real property taxes for which Lessor was responsible under Paragraph 9.1 of the Lease before this modification and for 1998 Lessee shall be responsible for and shall pay all other real property taxes applicable to the Premises. The Lessee's obligations under Paragraph 9.1 as hereby modified apply to calendar year 1998 and subsequent years during the lease term and are not retroactive to previous years.







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         8.       Paragraph 9.2 of the Lease is hereby amended to read as
follows:

                  "9.2 Definition of "Real Property Tax." As used herein, the term "Real Property Tax" means (i) general assessments levied against the Premises by the Busch Corporate Park Association (special assessments levied pursuant to Section 7 of Article Twelve of that certain Declaration of Covenants and Restrictions dated June 14, 1976 and recorded in Deed Book 169, page 135 of the public records of James City County, Virginia, as heretofore or hereafter amended, are specifically excluded) and (ii) real property taxes that may be levied or assessed against the Premises based upon the value of the Premises by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof or any tax that may subsequently be imposed in substitution, partially or totally, thereof."

         9. The Lessor's address for notices as set forth in Section 14.8 is hereby amended to read as follows:

                  "Lessor:c/o John Dale Terry
                                    373 Edwin Drive
                                    Virginia Beach, Virginia 23462"

The Lessee's address for notices as set forth in Section 14.8 is hereby amended to read as follows:

                  "Lessee: c/o Dave Donovan
                                    4335 Wendell Drive, S.W.
                                    Atlanta, Georgia  30378"

         10. Paragraph 14.25 of the Lease entitled "Purchase Option" is hereby amended to read as follows:

                  "14.25 Purchase Option. Lessor hereby grants to Lessee the right and option to purchase the Premises at the times, for amounts and on the terms set forth herein. For the purpose of this purchase option, the Premises shall include both Site 18-A, Site 18-B and the additional land and the buildings and improvements located thereon; Lessee not having an option to purchase either Site 18-A, Site 18-B or the additional land without purchasing the entire Premises.



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                  Lessee shall have the option to purchase the Premises on the following dates (subject, however, to paragraph 14.26): March 1, 2002 (or five (5) years after the date Lessor closes its intended financing with Wachovia Bank, N.A., whichever is later), March 1, 2007, March 1, 2012, and March 1, 2017. Lessee shall give Lessor notice of Lessee's option to purchase the Premises no less than six (6) months and no more than nine
                  (9) months prior to the applicable date of purchase. The purchase price for the entire Premises shall be the sum of the following two (2) numbers:

                  (a) Lessor and Lessee have agreed that the value of the Site A Building and the Site B Building as of March 1, 1997 was $5,000,000. The purchase price for the Site A Building and the Site B Building and the land associated therewith will be calculated by increasing said $5,000,000 value by 2% compounded annually (i.e. from March 1 of each year through February 28 of each year (or February 29 in the case of a leap year) through the closing date.

                  (b) The purchase price for the Expansion Building and the Additional Land will equal the Expansion Improvements Costs increased at the rate of 2% per annum from the Expansion Improvements Completion Date (as defined in Paragraph 12(f) of this First Lease Modification Agreement).

                  (c) If the closing takes place on a day other than March 1 of any particular calendar year, the 2% increase referenced in the foregoing parts (a) and (b) will be prorated based upon the actual number of days that have transpired in the particular annual period in which the closing takes place."

                  (d) In the event Lessee exercises the purchase option, Lessee will either assume the existing financing encumbering the Premises or pay any prepayment fee or penalties, if any, if the existing financing is paid off in connection with Lessee's acquisition of the Premises; provided, however, that Lessee's obligation with respect to any prepayment fees or penalties shall be limited to the amounts described in Exhibit D attached hereto and Lessor shall be responsible for and shall pay any prepayment fees or penalties in excess of the amounts described in Exhibit D. If Lessee assumes the existing financing encumbering the Premises Lessor shall pay any assumption fees or other



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                  charges imposed by Lessor's lender in connection with such assumption. Lessee and Lessor have entered into this Modification on the assumption that the provisions which will be included in the loan documents to be executed by Lessor in connection with its intended financing to be secured by the Premises permitting Lessee's assumption of such financing will be as set forth on Exhibit E attached hereto. If in the final loan documents the assumption provisions differ from those attached as Exhibit E, Lessor shall take whatever steps necessary so that Lessee may assume the existing financing on the same terms and conditions as set forth on Exhibit E; provided, however, that Lessor shall not be required to take any action to address matters that are within the control of Lessee. Lessor and Lessee acknowledge that notwithstanding the language in part (c) of Exhibit E requiring Lessee to pay all costs and expenses incurred by the Lender in connection with the Loan assumption, Lessor and Lessee have agreed that Lessor shall be responsible for paying such costs as set forth above in this paragraph (d).

                  (e) If in connection with its exercise of the purchase option Lessee is assuming the existing financing, Lessee and Lessor agree to cooperate to cause Lessor's lender to permit Lessee to assume and be bound by the terms of the loan documents on a prospective basis only. If Lessor's lender will not allow such assumption on a prospective basis only, then Lessor shall indemnify and hold Lessee harmless from and against any and all loss, damage, costs or expense (including without limitation, reasonable attorneys' fees and expenses incurred) that Lessee may suffer or incur arising as a result of any alleged breach of the terms and conditions of the loan documents occurring prior to the date of the transfer of fee simple title to the Premises to Lessee.


         11. The reference in the second sentence of paragraph 14.26 to "thirty (30) days" is hereby amended to read "ninety (90) days" and the reference in the fifth sentence of paragraph 14.26 to "ninety (90) days" is hereby amended to read "on or before March 1 following Lessor's receipt." The seventh sentence of paragraph 14.26 is deleted in its entirety. The following is added at the end of paragraph 14.26: "Notwithstanding anything in Paragraph
14.25 or this Paragraph 14.26 to the contrary, at Lessee's option, the closing of the purchase of the Premises may take place at any time during the period which is either ten (10) days prior to the March 1 closing date provided in Paragraph 14.25 and this Paragraph 14.26 or ten (10) days after such March 1 date."



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         12.      (a)      Landlord, at its own expense, will proceed diligently
to acquire the Additional Land by no later than May 26, 1998. Thereafter, Landlord, at its own expense, and in accordance with the Plans and Specifications (hereinafter described) agrees to commence and use good faith efforts to complete the construction of the Expansion Building and the other improvements to be constructed in accordance with the Plans and Specifications (the Expansion Building and such other improvements are hereafter collectively referred to as the "Expansion Improvements"). Lessor acknowledges that Lessee has delivered to Lessor plans and specifications for the Expansion Improvements and that such plans and specifications have been approved (said plans and specifications are herein referred to as the "Plans and Specifications"). Lessee may, from time to time, modify, amend or change the Plans and Specifications provided, however, to the extent such modifications, amendments or changes result in any delay of the time periods and construction schedule set forth herein, such dates and time periods shall be extended by a number of days equal to the length of such delay, and provided further that if any such modifications, amendments or changes result in an increase in the construction costs, Lessee will be solely responsible for any such increase.

                  (b) Lessor has agreed to contract with W.M. Jordan Company, Inc. (herein the "General Contractor") for the construction of the Expansion Improvements. Lessor shall enter into a cost plus contract with a guaranteed maximum price (herein the "Construction Contract") with General Contractor for the construction of the Expansion Improvements in accordance with the Plans and Specifications; provided, however, that Lessee shall have the right to review and approve the final form of the Construction Contract before the same is fully executed, which approval will not be unreasonably withheld. Lessee shall be responsible for any Expansion Improvements Costs in excess of $1,100,000 unless such additional costs result from the Lessor's acts or omissions or as a result of Lessor failing to fulfill its obligations under this paragraph 12 in which case Lessor shall be responsible for such additional Expansion Improvements Costs and provided also that Lessor shall be responsible for any soft costs in excess of the amounts shown on Exhibit B unless Lessee approves in writing an increase in the soft costs. If Lessee approves an increase in the soft costs, Lessor shall fund such increased costs, but such increased costs shall be included in calculating the rent for the Expansion Building as set forth in Paragraph 3(e) of this Modification. Without limiting Lessee's right to review and approve the final form of the Construction Contract, the Construction Contract shall include the following provisions:

                           (i)      There shall be no change orders or
         modifications to the Construction Contract without the written consent of Lessee or Lessee's Project Manager. Lessee hereby designates Todd Kelso as its Project Manager.

                           (ii) The General Contractor shall coordinate with the Project Manager and Lessee's on-site plant manager to coordinate the work



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         being performed under the Construction Contract so as to minimize interference with Lessee's ongoing operations on the Premises.

                           (iii) The General Contractor will schedule weekly progress meetings to be held on-site and will notify Lessor and Lessee and the Project Manager or his representative of the day and time when such meetings will be held. Lessee's Project Manager or his representative shall be entitled to be present at all such meetings and to participate therein. Any notice to Lessee's Project Manager shall be given to:

                           Todd Kelso
                           Printpack, Inc.
                           4335 Wendell Drive, S.W.
                           Atlanta, Georgia 30336
                           Telephone No:  (404) 691-2538 (ext. 7551)

                           (iv) Whenever the General Contractor submits to Lessor a request for payment, a copy of such request, and all supporting information, shall also be delivered to Lessee's Project Manager.

                           (v) See also paragraphs 12(g) and 12(h) below for additional provisions to be included in the General Contract.

                           (vi) The General Contractor will, as a first order of construction, grade and install base gravel in all proposed drives and parking areas to provide for off-street and on-site parking for all vehicles, equipment, and material used by Landlord, Lessee, General Contractor and their respective employees and agents and shall maintain the same throughout the construction period.

                           (vii) The General Contractor will keep the streets of the Busch Corporate Center-Williamsburg free of mud, dirt, and debris from construction at all times.

                           (viii) Materials storage areas shall be screened from view.

                  (c) Lessor has agreed to contract with The Greenwood Partnership (herein the "Architect and Engineer") for the architectural and engineering services in connection with the construction of the Expansion Improvements; provided, however, that Lessee shall have the right to review and approve the final form of the contract (herein the "A&E Contract") with the Architect and Engineer before the same is fully executed, which approval will not be unreasonably upheld. Without limiting, Lessee's right to review and approve the final form of the A&E Contract, the A&E Contract shall include the following provisions:




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                           (i)      There shall be no change orders or
                           modifications to the A&E Contract without the written consent of Lessee or Lessee's Project Manager.

                           (ii) If requested to do so, the Architect and Engineer will attend weekly progress meetings on-site.

                           (iii) Whenever the Architect and Engineer submits to Lessor a request for payment, a copy of such request, and all supporting information, shall also be delivered to Lessee's Project Manager.

                  (d) Lessor will use all reasonable efforts (i) to acquire fee simple title to the Additional Land by May 26, 1998 and (ii) to close by June 15, 1998 Lessor's construction loan in an amount sufficient to pay the Expansion Improvements Costs. Lessee has previously received a leasehold title insurance policy ("Lessee's Title Policy") from Lawyers Title Insurance Corporation (Policy No. 7115-00-003604), a copy of which is attached hereto as Exhibit C and made a part hereof. By June 15, 1998, Lessor, at its expense, shall cause an endorsement to be issued to Lessee's Title Policy which (i) brings forward the date of the policy to the date Lessor acquires fee simple title to the Additional Land, (ii) modifies the legal description of the property currently attached to the Lessee's Title Policy to include the Additional Land (with a contiguity endorsement if an all-inclusive legal description is not used), (iii) revising Item 1 of Schedule B to read "Taxes for the year 1998, a lien, but not yet due, payable or delinquent and taxes for subsequent years", and (iv) is otherwise in the form attached hereto as Exhibit F and made a part hereof. Lessor shall also provide to Lessee a survey of the Additional Land prepared by a registered land surveyor in the State of Virginia and showing (i) all visible improvements, if any, located on the Additional Land, and (ii) the location of all locatable easements and other matters affecting the Additional Land as revealed in the endorsement to Lessee's Title Policy.

                  (e) Lessor and Lessee agree to cooperate to have a building permit for the Expansion Improvements so that construction of the Expansion Improvements can begin no later than June 15, 1998. Lessor and Lessee agree to cooperate to obtain all consents, approvals and permits for the construction of the Expansion Improvements required from any governmental authority or under any private covenants or restrictions as affecting the Additional Land.

                  (f) Lessor shall complete construction of the Expansion Improvements in accordance with the Plans and Specifications. Lessor shall use its good faith efforts to have the construction of the Expansion Improvements completed no later than one-hundred eighty (180) days after a building permit has been issued for the Expansion Improvements. For purposes of this First Lease Modification Agreement, the terms "complete construction," "completion of the Expansion Improvements," and similar terms shall be deemed to mean: (i) the Architect and Engineer shall have certified to Lessor and





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Lessee that, except for typical "punchlist" construction items, construction of the Expansion Improvements, including the connection of all utilities to the Expansion Building, has been substantially completed in accordance with the Plans and Specifications, and (ii) a permanent Certificate of Occupancy for the Expansion Improvements has been issued by the appropriate governmental authority (provided, however, that if a permanent Certificate of Occupancy cannot be issued because of punchlist type items that remain to be completed, this item
(ii) shall be deemed satisfied so long as a temporary Certificate of Occupancy (or reasonable equivalent) has been issued by the appropriate governmental authority and Lessee is otherwise able to use the Expansion Improvements for their intended use). When the foregoing items (i) and (ii) have been satisfied, Lessor and Lessee shall enter into an agreement confirming the date (herein referred to as the "Expansion Improvements Completion Date") on which such items were satisfied. Acceptance of possession, or use and occupancy of the Expansion Improvements, or any portion thereof by Lessee shall not be deemed to constitute a waiver by Lessee of Lessor's duties and obligations in respect to completion of construction of the Expansion Improvements.

                  (g) During the course of construction of the Expansion Improvements, Lessor shall allow, and the Construction Contract shall permit, Lessee, its employees, agents, or contractors (including, without limitation, Lessee's Project Manager) to have access to the Expansion Improvements for purposes of inspecting the construction of the Expansion Improvements pursuant to the Plans and Specifications and for purposes of inspecting, measuring, installing, or arranging for the placement or installation of fixtures, equipment, materials, supplies, and inventory of Lessee at Lessee's risk and sole cost and expense; provided, however, such activity shall not unreasonably interfere with construction of the Expansion Improvements by the General Contractor.

                  (h) Possession of the Expansion Improvements shall be given to Lessee in tenantable condition, broom clean and free of debris, and free of liens and encumbrances except as set forth in Lessee's Title Policy (and subject to any additional title exceptions which may be approved by Lessee as set forth in paragraph 12(d) above). Lessor shall require the General Contractor
(i) to warrant in the Construction Contract that all materials and workmanship utilized or employed by the General Contractor in the construction of the Expansion Improvements shall be free of defects for a period of one (1) year from the date of completion of construction thereof in accordance with the Plans and Specifications; and (ii) to acknowledge and agree in the Construction Contract that Lessee constitutes a third party beneficiary of such contract and that Lessee has the right, but not the obligation, to enforce the terms thereof to no lesser extent than Lessor. In addition to repairs or replacements covered by such manufacturers' or contractors' warranties, Lessor shall make all necessary repairs or replacements to the Expansion Improvements, structures, systems, and fixtures constructed or installed by or at the request of Lessor for a period of one (1) year after the completion of the



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Expansion Improvements to the extent such repairs or replacements are rendered necessary as a result of defective materials or workmanship. The agreements of Lessor as contained in this subparagraph 12(h) shall survive for one (1) year after the completion of the Expansion Improvements. To the extent of any inconsistencies between this subparagraph 12(h) and any provisions of the Lease regarding Lessor's maintenance, repair and or restoration obligations, the Lessor's obligations as set forth in this subparagraph 12(h) shall be in addition to such maintenance and/or repair obligations as set forth in the Lease. Nothing in this subparagraph 12(h) shall be deemed to constitute a waiver by Lessee of, or otherwise limit, Lessor's obligations to perform any obligation to maintain, repair, or restore the Premises as provided in the Lease.

                  (i) Lessor agrees that if at any time governmental authority having jurisdiction over the Expansion Improvements shall determine that the Expansion Improvements shall not have been constructed in compliance with any applicable building code, law ordinance, rule, or regulation of such governmental authority, and such governmental authority shall request compliance therewith, and if failure to comply shall in any way affect the right of Lessee to use or occupy the Premises or any portion thereof, or affect any other right of Lessee under the Lease, or impose any obligation upon Lessee, then Lessor shall, upon receipt of notice of such determination, cause such repairs, alterations, or other work to be done so as to bring about the compliance requested; provided, however, if such noncompliance shall be the result of the Plans and Specifications or improvements constructed or installed by Lessee or the result of Lessee's operations, then Lessee shall be responsible for bringing about such compliance. Except to the extent such noncompliance is caused by Lessee as aforesaid, if Lessee shall be deprived of the use and enjoyment of the whole or any part of the Premises as a result of such noncompliance, all rent and other amounts which shall otherwise be due and payable under the Lease shall abate on a per diem basis in proportion to such deprivation.

                  (j) In addition to any other remedies that Lessee may have upon a default by Lessor under the Lease as amended hereby, Lessee may, at its option, without waiving any claim for damages incurred by Lessee by virtue of the occurrence of an event of default hereunder, at any time thereafter cure such default for the account of Lessor, and any amount paid or incurred by Lessee in so doing shall be deemed paid or incurred for the account of Lessor, and Lessor agrees to reimburse Lessee therefor on demand and save Lessee harmless therefrom. Lessee may remedy any such event of default prior to the expiration of the period within which Lessor may cure such event of default if the cure of such event of default prior to the expiration of such period is reasonably necessary to protect the Premises or any portion thereof (including, without limitation, the Expansion Improvements) or to prevent injury to persons or damage to property, or to permit Lessee to conduct its usual business operations within the Premises or any portion thereof (including, without limitation, the Expansion Improvements); provided, however, Lessee shall first give Lessor reasonable notice of its intention to so cure such event of default except in the case of an emergency when actual notice shall not be required so long as Lessee has exercised reasonable diligence to provide Lessor with such notice. In the event Lessor fails to reimburse Lessee for any reasonable amount paid for the account of Lessor hereunder within fifteen (15) days after receipt from Lessee of bills or written notice of claim for reimbursement, said amount, together with interest at the rate of ten percent (10%) per annum, may be deducted by Lessee from the next or any succeeding installment



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

payments of rent or any other amounts due and payable by Lessee to Lessor under the Lease.

                  (k) Lessor will not approve payment of any costs to be included in the Expansion Improvements Costs unless the same is first approved in writing by Lessee's Project Manager which approval will not be unreasonably withheld. Within five (5) business days after Lessee's Project Manager has received a written request for payment of any costs to be included in the Expansion Improvements Costs Lessee's Project Manager will notify Lessor in writing if Lessee's Project Manager has any objection to the payment of the requested costs and in such notice shall specify the basis for Lessee's Project Manager's objection. If by the expiration of such five (5) business day period Lessor has not received any such written notice of objection from Lessee's Project Manager, the requested payment shall be deemed approved by Lessee's Project Manager.

                  (l) It is anticipated that Section 4.1 of the Construction Contract will provide for a per diem sum by which the amount due under the Construction Contract will be reduced for each day beyond which the Expansion Improvements have not been substantially completed. Any amount by which the amount due under the Construction Contract is reduced by operation of
Section 4.1 of the Construction Contract is hereafter referred to as the "Contract Reduction Sum." If Lessor receives the Contract Reduction Sum, or any portion thereof, in the form of payment from the General Contractor (as opposed to an offset against the amount due under the Construction Contract), Lessor will promptly pay such amount to Lessee. If Lessor receives the Contract Reduction Sum, or any portion thereof, in the form of an offset against or reduction of the amount due under the Construction Contract, then nevertheless Lessor shall request that Lessor's construction lender fund such amount of the Contract Reduction Sum and if Lessor's construction lender funds such amount, Lessor will promptly pay such amount to Lessee. If Lessor receives any portion of the Contract Reduction Sum as an offset against or reduction of the amount due under the Construction Contract, and if Lessor's construction lender will not fund such amount, Lessee shall be entitled to offset such amount of the Contract Reduction Sum against the rent that would otherwise be due under the terms of the Lease provided that the maximum amount of any offset in any one month shall not exceed $10,000.

         13.      [Intentionally deleted.]

         14. Lessor agrees that to the extent Lessor's consent is required under Paragraph 5.1 of the Lease, such consent will not be unreasonably withheld.

         15. Paragraphs 8.1, 8.2 and 8.3 of the Lease are deleted in their entirety and replaced with the following:

                  "Subject to the remaining provisions of this Paragraph 15, if the Premises are damaged by fire or other casualty, Lessor shall at Lessor's expense repair such damage as soon as reasonably possible (provided, however, that if Lessee has the option of terminating the Lease within sixty (60) days after a casualty as provided below, Lessor shall have no obligation to commence repair or restoration until either such sixty (60) day period has expired or Lessee notifies Lessor in writing that Lessee has elected not to terminate this Lease, whichever, first occurs) and this Lease shall continue in full force and effect but Lessor shall not repair or replace Lessee's fixtures, equipment or tenant improvements. Notwithstanding the foregoing, if at any time during the term of the Lease, the Premises are totally destroyed from any cause (including any total destruction required by any authorized public authority), Lessee may elect to terminate the Lease as of the date of such total destruction. Also, if at any time during the term of the Lease, the Premises are less than totally destroyed and in Lessee's reasonable judgment Lessor will not be able to restore the Premises within one-hundred eighty (180) days after the casualty, Lessee may terminate the Lease by giving written notice thereof to Lessor. If within sixty (60) days after the casualty Lessor has not received any such notice of termination from Lessee, Lessee shall be deemed to have elected not to terminate the Lease. If Lessee is so deemed to have elected not to terminate the Lease, or if within the sixty (60) day period Lessee notifies Lessor in writing that Lessee has elected not to terminate the Lease, Lessor shall promptly commence to repair and restore the Premises and shall thereafter diligently pursue such repair and restoration to completion. If the Premises are damaged or destroyed during the last six months of the term of the Lease, either Lessor or Lessee may cancel and terminate the Lease as of the date of occurrence of such damage by given written notice to the other within thirty (30) days after the date of occurrence of such damage."

         16.      Paragraph 8.5(a) of the Lease is revised to read as follows:

                  "If the Premises are destroyed or damaged, then unless this Lease is terminated as a result of such fire or other casualty as herein provided, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration unless Lessor has failed to maintain the insurance required by Paragraph 7.2(a) of this Lease or if the Lessor fails to fulfill its restoration obligations under this Paragraph 8."

         17. The words "mortgage," "encumber" and "encumbrance" are deleted from Paragraph 11.1 of the Lease. Lessee shall be entitled to mortgage or otherwise pledge its interest under the Lease as collateral to any lender providing financing to Lessee and Lessor acknowledges and agrees that any such lender may foreclose on its interests and succeed to the Lessee's interests under the Lease. Lessor also agrees that any landlord's lien that Lessor may have on any of Lessee's fixtures, equipment, machinery, inventory, or other personal property shall be subordinate to any lien or security interest in such item granted to any lender providing financing to Lessee. Lessor also agrees to provide any such lender with a copy of any notice of default sent by Lessor to Lessee and Lessor will provide any such lender a reasonable opportunity after receipt of such notice in which to cure such default.

         18. Notwithstanding anything in Paragraph 11.2 or 11.3 of the Lease, if Lessor enters into any amendments or modifications of the Lease which increase the monetary obligations of the Lessee thereunder or which otherwise impose material additional obligations on the lessee under the Lease, Lessee shall be relieved from any liabilities or obligations arising under the Lease subsequent to the date of any such amendment or modification.

         19. In addition to the transfers and assignments permitted by Paragraph 11.2 of the Lease, Lessor agrees that, without Lessor's prior written consent, Lessee may assign its interests and rights under the Lease to an entity whose net worth equals or exceeds Lessee's net worth as of the date hereof (in 1998 equivalent dollars). Notwithstanding the foregoing, any such assignment shall be subject to approval by the holder of any first priority mortgage encumbering the Premises (which approval shall not be unreasonably withheld). Upon any such assignment, Lessee shall be relieved from any further liabilities or obligations arising under the Lease after the date of such transfer.

         20. The first sentence of Paragraph 13 of the Lease is revised to read as follows:

                  "If more than twenty-five percent (25%) of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or if any portion of any of the buildings comprising a portion of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain and in Lessee's reasonable opinion the remaining portion of the buildings are insufficient for Lessee to continue to operate its business therein in a manner satisfactory to

                  Lessee, either party hereto shall have the right, at it's option, to terminate this Lease, and Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease."

         21. Lessor shall at any time upon not less than ten (10) days prior written notice from Lessee execute, acknowledge and deliver to Lessee a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Lessor's knowledge, any uncured defaults on the part of Lessee hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of Lessee's interests in the Premises under the Lease. Lessor's failure to deliver such statement within such time shall be conclusive upon Lessor (i) that this Lease is in full force and effect, without modification except as may be represented by Lessee, (ii) that there are no uncured defaults in Lessee's performance, and (iii) that not more than one month's rent has been paid in advance, or such failure may be considered by Lessee as a default by Lessor under the Lease.

         22. The first sentence of Paragraph 14.23 of the Lease is deleted. The last sentence of Paragraph 14.23 is deleted and replaced with the following:

                  "No option may be exercised at a time when Lessee is in default under its obligations under this Lease provided that Lessee has been given written notice of such default and has not cured the same or does not cure the same within any applicable cure period. If a default exists at the time that Lessee wishes to exercise its option to purchase the Premises and Lessee has been given written notice thereof but the time period within which Lessee may cure such default has not yet expired, Lessee may nevertheless exercise its purchase option but such purchase option shall not be effective unless Lessee cures the default before the expiration of the applicable cure period."


         23. All of the terms, covenants and conditions of the Lease not expressly amended herein are hereby ratified and confirmed and shall be and remain in full force and effect.

         WITNESS the following signatures as of the day and year first above written.

                           GF ASSOCIATES

                           By:    /s/ R. A. Lawson, Jr.
                                  ---------------------
                              Title:  R. A. Lawson, Jr., General Partner
                                      ----------------------------------
                           By:  /s/ Vincent J. Mastracco, Jr.
                                ----------------------------
                              Title:  Vincent J. Mastracco, Jr., General Partner
                                      ------------------------------------------

                           PRINTPACK, INC.

                           By:  /s/ R. Michael Hembree
                                ----------------------
                              Title:   V.P.- Finance
                                       -------------


EXHIBITS

A -- Legal Description of the Additional Land

B -- List of Soft Costs

C -- Lessee's Title Insurance Policy

D -- Prepayment Provisions

E -- Assumption Provisions

F -- Form of Endorsement to Lessee's Title Insurance Policy

                                LEGAL DESCRIPTION




All that certain piece or parcel of land located in Busch Corporate Center-Williamsburg, James City County, Virginia, and designated as "2.1858 Acres Being a Portion of Tax Map 50-2 Parcel 1-77 Hereby Conveyed by Busch Properties, Inc. to GF Associates" on that certain plat entitled, "Plat of Parcel 18 Being a Re-Subdivision of Busch Corporate Center-Williamsburg, James City County, Virginia," dated January 8, 1998, which Plat is to be recorded in the Clerk's Office of the Circuit Court of Williamsburg and James City County, Virginia.

                                    EXHIBIT B

1.  The costs for the examination of title to the Additional       (1 and 2 combined:
    Land;                                                          $ 3,000)

2.  The Premiums for the Owner's and Lessee's title insurance      (see 1 above)
    policies.

3.  The fees and costs related to a survey of the property and     $ 2,500
    the preparation of the amended subdivision plat;

4.  Any fees payable to either Colonial Pipeline Company or the    $ 1,000
    Hampton Roads Sanitation District for the use of their
    easement areas;

5.  Any fees and costs incurred by the Lessor to obtain            $11,000
    construction financing to the Expansion Improvements and
    the acquisition of the Additional Land;

6.  Recording fees associated with both the Deed to the            $ 2,500
    Additional Land and the Deed of Trust securing the Lessor's financing;

7.  The cost of any Phase I or similar environmental               $ 3,000
    assessments;

8.  The Lessor's attorney's fees incurred in connection with       $10,000
    the acquisition of the Additional Land and the closing of
    the Lessor's financing (but not to exceed $10,000);

9.  Interest on the Lessor's financing during construction; and    $25,000

10. Real Estate taxes on the Additional Land during                $   200
    construction and until they are part of the formula in the
    Lease.

11. Structural Examination                                         $ 2,000
                                                                   -------

                                                                   $60,200

                                    EXHIBIT C

                                  Lawyers Title
                              Insurance Corporation
                              NATIONAL HEADQUARTERS
                               RICHMOND, VIRGINIA

                         LEASEHOLD OWNER'S POLICY NUMBER
                                115 - 00 - 003604

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B AND THE CONDITIONS AND STIPULATIONS, LAWYERS TITLE INSURANCE CORPORATION, a Virginia corporation, herein called the Company, insures, as of Date of Policy shown in Schedule A, against loss or damage, not exceeding the Amount of Insurance stated in Schedule A, sustained or incurred by the insured by reason of:

         1. Title to the estate or interest described in Schedule A being vested other than as stated therein;

         2         Any defect in or lien or encumbrance on the title;

         3.       Unmarketability of the title;

         4.       Lack of a right of access to and from the land.

The Company will also pay the costs, attorneys' fees and expenses incurred in defense of the title or the lien of the insured mortgage, as insured, but only to the extent provided in the Conditions and Stipulations.

IN WITNESS WHEREOF the Company has caused this policy to be signed and sealed, to be valid when Schedule A is countersigned by an authorized officer or agent of the Company, an in accordance with its By-Laws.

                                             Lawyers Title Insurance Corporation
Attest:  /s/ R.W. Jordan, III                By:      /s/ Robert C. Dawson
         Secretary                                    President

                            EXCLUSIONS FROM COVERAGE

         The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys' fees or expenses which arise by reason of:

1.(a) Any law, ordinance or governmental regulation (including but not limited to building and zoning laws. ordinances, or regulations) restricting, regulating, prohibiting or relating to (i) the occupancy, use, or enjoyment of the land; (ii) the character, dimensions or location of any improvement now or hereafter erected on the land; (iii) a separation in ownership or a change in the dimensions or area of the land or any parcel of which the land is or was a part; or (iv) environmental protection, or the effect of any violation of these laws, ordinances or governmental regulations, except to the extent that a notice of the enforcement thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

   (b) Any governmental police power not excluded by (a) above, except to the extent that a notice of the exercise thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

2. Rights of eminent domain unless notice of the exercise thereof has been recorded in the public records at Date of Policy, but not excluding from coverage any taking which has occurred prior to Date of Policy which would be binding on the rights of a purchaser for value without knowledge.

3.       Defects. liens, encumbrances, adverse claims or other matters:

         (a) created, suffered, assumed or agreed to by the insured claimant;
         (b) not known to the Company, not recorded in the public records at Date of Policy, but known to the insured claimant and not disclosed in writing to the Company by the insured claimant prior to the date the insured claimant became an insured under this policy;
         (c)      resulting in no loss or damage to the insured claimant;
         (d) attaching or created subsequent to Date of Policy (except to the extent that this policy insures the priority of the lien of the insured mortgage over any statutory lien for services, labor or material); or
         (e) resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the estate or interest insured by this policy.

                                  LAWYERS TITLE
                              INSURANCE CORPORATION
                              NATIONAL HEADQUARTERS
                               RICHMOND. VIRGINIA

SCHEDULE A                                  OWNER'S POLICY
Case Number:  Date Of Policy   Amount of Insurance   Endorsements   Policy No.
96-548           8-23-96           $1,379,860.00                  115-00-003604

Name of Insured:
PRINTPACK, INC., A GEORGIA CORPORATION

LEASEHOLD TERM INSURED IS: See Attached Schedule A-2

The estate or interest in the land which is covered by this policy is:

         Leasehold, together with an option to purchase

Title to the estate or interest in the land is vested in:

         Printpack, Inc., a Georgia Corporation

The land referred to in this policy is described as follows:

         SEE ATTACHED




WTIA, INC. (757) 220-2535
                                                      WILLIAMSBURG, VIRGINIA
/s/ Bonnie S. Huff
-------------------------------------------           -----------------------
Countersignature Authorized Officer or Agent            Issued at (Location)

Policy 136                       This Policy is invalid unless the cover      035-0-136-0000
ALTA Owner's Policy (10-17-92)   sheet and Schedule B area attached


================================================================================

                     This Policy is invalid unless the cover
                       sheet and Schedule B area attached

                                  SCHEDULE A-2

         The Lawson Group, Ltd., as Lessor ("Lawson") and Shell Oil Company, as Lessee ("Shell Oil") entered into a lease dated as of July 25, 1990, demising certain property in James City County, Virginia more particularly described on Exhibit A attached hereto and made a part hereof (the "Lease").

         Lawson's interest in the Lease was assigned to GF Associates by assignment dated March 29, 1991.

         Shell Oil's interest in the Lease was assigned to Rampart Packaging, Inc. by assignment dated July 25, 1990.

         James River II, Inc. acquired all of the stock of Rampart Packaging, Inc. on August 12, 1991.

         James River II, Inc. was merged with and into James River Paper Company, Inc., the surviving corporation, on December 27, 1992.

         A memorandum of such lease between GF Associates, a Virginia general partnership (Lessor) and James River Paper Company, Inc., a Virginia corporation (Lessee) dated June 20, 1996, was recorded August 23, 1996 in Deed Book 804, page 108.

         An assignment of the foregoing lease from James River Paper Company, Inc. (Assignor) to Printpack, Inc. (Assignee) dated August 15, 1996 was recorded August 23, 1996, in James City Deed Book 804, page 114.

                                LEGAL DESCRIPTION
                                 (WILLIAMSBURG)

ALL OF THAT LAND SITUATED IN THE BUSCH CORPORATE CENTER, JAMES CITY COUNTY, VIRGINIA, PREVIOUSLY REFERRED TO AS "SITES 18A AND 18B" ON PLAT RECORDED IN PLAT BOOK 37, PAGE 63, JAMES CITY COUNTY CLERK'S OFFICE RECORDS, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS ACCORDING TO PLAT OF SURVEY PREPARED BY LANGLEY AND MCDONALD, P.C., (BEARING THE CERTIFICATION OF STEPHEN A. ROMEO, REG. LAND SURVEYOR NO. 1448-B), DATED MAY 17, 1996 AND REVISED AUGUST 16, 1996:

BEGINNING AT A POINT ON THE SOUTH RIGHT-OF-WAY LINE OF PACKETS COURT, SAID POINT ALSO BEING THE NORTHWEST PROPERTY CORNER OF PROPERTY NOW OR FORMERLY OWNED BY JEFFERSON SHOALS ASSOCIATES; THENCE LEAVING SAID RIGHT-OF-WAY LINE AND RUNNING S11(Degree)10'13"E, 35.28 FEET TO A POINT; THENCE S57(Degree)04'40"W, 65.80 FEET TO A POINT; THENCE S32(Degree)55'20"E, 236.64 FEET TO A POINT; THENCE S15(Degree)30'00"W, 66.23 FEET TO A POINT; THENCE S15(Degree)30'00"W 60.00 FEET TO A POINT ON THE NORTH LINE OF A 30' HAMPTON ROADS SANITATION DISTRICT EASEMENT; THENCE ALONG THE NORTH LINE OF SAID SANITATION DISTRICT EASEMENT N74(Degree)30'00"W, 70.00 FEET TO A POINT; THENCE ALONG THE NORTHERLY LINE OF SAID SANITATION DISTRICT EASEMENT, N74(Degree)30'00"W, 319.86 FEET TO A POINT; THENCE CONTINUING ALONG THE NORTHERLY, NORTHEASTERLY AND EASTERLY LINE OF SAID SANITATION DISTRICT EASEMENT, ON A CURVE TO THE RIGHT WHOSE RADIUS = 525.42 FEET, CENTRAL ANGLE = 84(Degree)00'00", ARC LENGTH = 770.31 FEET, CHORD LENGTH =
703.15 FEET, CHORD BEARING = N32(Degree)30'00" W TO A POINT; THENCE, CONTINUING ALONG THE EASTERLY LINE OF SAID SANITATION DISTRICT EASEMENT ON A CURVE TO THE RIGHT WHOSE RADIUS = 1680.00 FEET, CENTRAL ANGLE = 01(Degree)42'19", ARC LENGTH = 50.00 FEET, CHORD LENGTH = 50.00 FEET, CHORD BEARING = N08(Degree)38'51"E TO A POINT; THENCE ALONG THE SOUTH PROPERTY LINE OF LANDS NOW OR FORMERLY OWNED BY LOUIS C. GOODFARB, N87(Degree)13'38"E, 401.26 FEET TO A POINT; THENCE ALONG THE WEST PROPERTY LINE OF LANDS NOW OR FORMERLY OWNED BY MELLMAWR TRUST, S05(Degree)44'19"W, 100.00 FEET TO A POINT; THENCE CONTINUING ALONG THE WEST PROPERTY LINE OF LANDS NOW OR FORMERLY OWNED BY MELLMAWR TRUST, S19(Degree)31'59"E, 117.69 FEET TO A POINT; THENCE ALONG THE NORTHWESTERLY RIGHT-OF-WAY LINE OF PACKETS COURT AND ON A CURVE TO THE LEFT WHOSE RADIUS =
64.00 FEET, CENTRAL ANGLE = 142(Degree)02'45", ARC LENGTH = 158.67 FEET, CHORD LENGTH = 121.04 FEET, CHORD BEARING = S00(Degree)33'21"E TO A POINT; THENCE ALONG THE SOUTH RIGHT-OF-WAY OF PACKETS COURT, S71(Degree)34'44"E, 105.36 FEET TO A POINT; THENCE CONTINUING ALONG THE SOUTH RIGHT-OF-WAY OF PACKETS COURT AND ON A CURVE TO THE LEFT WHOSE RADIUS =

330.00 FEET, CENTRAL ANGLE = 29(Degree)35'29", ARC LENGTH = 170.43 FEET, CHORD LENGTH = 168.55 FEET, CHORD BEARING = S86(Degree)22'29"E AND RETURNING TO THE POINT OF BEGINNING.

TOGETHER WITH THAT CERTAIN NON-EXCLUSIVE PERPETUAL EASEMENT FOR THE INSTALLATION AND MAINTENANCE OF UNDERGROUND STORMWATER DRAIN PIPES AND RELATED DRAINAGE FACILITIES FOR THE BENEFIT OF SITES 18A AND 18B DESCRIBED ABOVE, IN, UNDER, UPON, THROUGH AND BENEATH THE AREA DESIGNATED "2.38 AC. STORMWATER BASIN' ON THAT CERTAIN PLAT ENTITLED, "BUSCH CORPORATE CENTER - WILLIAMSBURG, PLAT OF PHASE IV TO BE CONVEYED TO LOUIS C. GOODFARB TRADING AS VIRBY REALTY COMPANY FROM BUSCH PROPERTIES, INC.," DATED AUGUST 4, 1982, AND RECORDED IN THE CLERK'S OFFICE AFORESAID IN PLAT BOOK 37, AT PAGE 63, AS MORE PARTICULARLY DESCRIBED IN THAT CERTAIN DEED OF EASEMENT BETWEEN BUSCH PROPERTIES, INC., AND THE LAWSON GROUP, LTD., DATED JUNE 10, 1987, WHICH DEED WAS RECORDED IN THE CLERK'S OFFICE AFORESAID ON JUNE 25, 1987, IN DEED BOOK 350, PAGE 396.

LAWYERS TITLE INSURANCE CORPORATION                             OWNER'S POLICY

                                   SCHEDULE B
Case Number:                                                    Policy Number
  96-548                                                        115-00-003604

                            EXCEPTIONS FROM COVERAGE

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys' fees or expenses) which arise by reason of:

1. Taxes for the year 1996, a lien, but not yet due, payable or delinquent and taxes for subsequent years.

2. Terms and conditions of lease between GF Associates and James River Paper Company, Inc.

3.       Quantity of acreage is not insured.

4. Easement granted Virginia Electric & Power Company by instrument dated November 23, 1983, and recorded in Deed Book 242, page 586 on January 13, 1984.

5. Terms and conditions of Deed of easement from Busch Properties granting a non-exclusive perpetual easement for the benefit of 18A and 18B for a drainage easement by instrument dated June 10, 1987, and recorded in Deed Book 350, page 396 on June 25, 1987.

6. Declaration of covenants dated June 14, 1976 and recorded in Deed Book 169, page 135 and amended by amendment to the Declaration of Covenants and restrictions dated November 27, 1978 recorded in Deed Book 191, pages 28-30.

7. Easements for utility purposes and ingress/egress as created on Plat Book 46, Page 95, and as shown on plat of survey by Stephen A. Romeo dated May 17, 1996, last revised June 11, 1996.

8. Survey by Stephen A. Romeo dated May 17, 1996, last revised June 11, 1996 shows a portion of concrete curbing and a light pole encroaches into Packets Court.

9. Survey by Stephen A. Romeo dated May 17, 1996, last revised August 16 1996 discloses a James City Service Authority sewage pumping site at the southeast corner of the insured premises. We find no record notice of the rights of the City of James City to occupy said site. The description of the insured lease includes this pumping station area, but this policy does not insure the insured that it has any right, title or interest under lease insured herein to the area marked on the survey as the James City Service Authority Sewage P.S. Site.

10. Financing statement securing NationsBank of Virginia, N.A. recorded June 4, 1993 as Instrument Number 17764.

11. Deed of Trust from GF Associates, a Virginia general partnership, to David L Norton and Wilson R. Trice, Trustees for the benefit of NationsBank of Virginia, N.A., dated June 4, 1993 and recorded June 4, 1993 in Deed Book 622, page 603.

CONTINUED ...

BSH

                                  LAWYERS TITLE
                              INSURANCE CORPORATION
                              NATIONAL HEADQUARTERS
                               RICHMOND. VIRGINIA
                               SCHEDULE B cont'd.


12. Assignment of Leases, Rents and Profits from GF associates, a Virginia general partnership to NationsBank of Virginia, N.A., dated June 4, 1993 and recorded in Deed Book 622, page 614 and June 30, 1993 in Deed Book 626, page 783.

13. Subordination, Nondisturbance and Attornment Agreement from GF Associates, a Virginia general partnership, James River Paper Company, Inc., a Virginia corporation the 'tenant', David L. Norton, sole acting trustee recorded November 2, 1993, in Deed Book 650, page 460.

14. Leasehold Deed of Trust, Security Agreement, Financing Statement and Assignment and Rents and Leases from Printpack, Inc., a Georgia corporation, to Charles Swartz, Trustee, The First National Bank of Chicago, Beneficiary dated August 20, 1996 and recorded August 23, 1996 in James City County Deed Book 804, Page 116.

15. UCC Financing Statement in favor of The First National Bank of Chicago, as agent, dated August 20, 1996 and recorded August 22, 1996 as Instrument Number 960019512.

16. Terms and conditions of a certain option to purchase contained in a certain Lease dated July 25, 1990 by and between The Lawson Group, LTD, as Lessor, and Shell Oil Company, as Lessee.

         Lawson's interest in the Lease was assigned to GF Associates by assignment dated March 29, 1991.

         Shell oil's interest in the Lease was assigned to Rampart Packaging, Inc. by assignment dated July 25, 1990.

         James River II, Inc. acquired all of the stock of Rampart Packaging, Inc. on August 12, 1991.

         James River II, Inc. was merged with and into James River Paper Company, Inc., the surviving corporation, on December 27, 1992.

         A memorandum of such lease between GF Associates, a Virginia general partnership (Lessor) and James River Paper Company, Inc., a Virginia corporation (Lessee) dated June 20, 1996, was recorded August 23, 1996 in James City Deed Book 804, page 108.

     An assignment of the foregoing lease from James River Paper Company, Inc. (Assignor) to Printpack, Inc. (Assignee) dated August 15, 1996, was recorded August 23, 1996, in James City Deed Book 804, page 114.

Schedule B Continued

CONTINUED ...

NOTE: By insuring the interest of the insured as optionee under the option contained in said lease, the company insures that by virtue of the option, the insured has the prior right to a conveyance of the fee simple title, subject to the exceptions herein contained, the Exclusions from Coverage and the Conditions and Stipulations of this policy, upon legally exercising the option and fulfilling its terms and conditions; and that such right may be successfully maintained against any other parties claiming through or under the lessor. At the time of exercising the option and taking title pursuant thereto, the optionee must determine in whom title is then vested through or under the lessor and the liens and encumbrances on said title attaching subsequent to the recording of said option and the company assumes no liability hereunder for cost or expense incurred by the insured in making such determinations or, there being no question of the validity or priority of the option involved, in prosecuting such suit or suits as may be necessary to procure the necessary deed from the party or parties in whom title is then vested or the necessary discharge of the liens and encumbrances then on the property.

This policy does not insure against any liens, encumbrances or defects which may be created, suffered, or agreed to by the owner which may attach and may be filed of record subsequent to the date of this Policy.

Loss or damage resulting from the rejection of the option referred to in Schedule A hereof in any proceedings in or related to the Bankruptcy Act of the United States subsequent to the date hereof or resulting from loss of title by the option or by sale for taxes and/or assessments therein excepted hereafter accruing.

Said option to purchase is subject to the operation of the Virginia statute against perpetuities.

                       LAWYERS TITLE INSURANCE CORPORATION
                              NATIONAL HEADQUARTERS
                               RICHMOND, VIRGINIA

                        OWNER'S COMPREHENSIVE ENDORSEMENT


CODE NAME
Williamsburg, VA
Printpack. Inc.

Attached to and made a part of Lawyers Title Insurance Corporation Policy No. 115-00-003604

1.       Any inaccuracies in the following assurances:

         a. There are no covenants, conditions or restrictions under which the estate of the insured referred to in Schedule A can be divested.

         b. That, unless otherwise expressly set forth or indicated to the contrary in Schedule B:

         (1.)     There are no present violations on said land of any
enforceable covenants, conditions or restrictions or plat building lines;

         (2.)     Any instrument referred to in Schedule B as specifically
containing "covenants and restrictions" affecting said land does not, in addition, establish as easement thereon or provide for either a lien for liquidated damages, a levy of private charge of assessment, and option to purchase, or the prior approval of a future purchaser or occupant;

         (3.)     There are no encroachments of existing improvements located on said land onto adjoining land, nor any encroachments onto said land of existing improvements located on adjoining land;

         (4.)     There are no encroachments or existing improvements located on said land onto that portion of said land subject to any easement shown in Schedule B.

2. The entry of any court order of judgment which constitutes a final determination and denies the right to maintain any existing improvements on said land because of any violations of any covenants, conditions or restrictions or plat building lines or because of any encroachment thereof over onto adjoining land.

3. Any future violations on said land of any covenants, conditions or restrictions provided such violations result in loss of title to said estate.

The total liability of the Company under said policy, binder or commitment and under this and any prior endorsements thereto shall not exceed, in the aggregate, the amount of liability stated on the face of said policy, binder or commitment, as the same may be specifically amended in dollar amount by this or any prior endorsements, and the costs which the Company is obligated to pay under the Conditions and Stipulations of the policy.

This endorsement is made a part of said policy, binder or commitment and is subject to all the terms and provisions thereof, except as modified by the provisions hereof.

Nothing herein contained shall be construed as extending or changing the effective date of the aforesaid policy, binder or commitment unless otherwise expressly stated.

IN WITNESS WHEREOF, the Company has caused this Endorsement to be signed and sealed as of the 24th Day of September, 1996, to be valid when counter signed by an authorized officer or agent of the Company, all in accordance with its By-Laws.

                                        Lawyers Title Insurance Corporation
                                           BY:  Janet A. Alpert, President

Issued at: Westerville. Ohio
           ------------------

COUNTERSIGNED:

/s/ Mark W. Sinkhorn                   Attest:  Russell W. Jordan, III Secretary
-----------------------------
Authorized Officer or Agent

                                  Lawyers Title
                              Insurance Corporation
                              NATIONAL HEADQUARTERS
                               RICHMOND, VIRGINIA


                                     ACCESS
                                   ENDORSEMENT

CODE NAME                                                      NUMBER

Printpack, Inc.                                                115-00-003604

SITE:    Williamsburg, Virginia
Attached to and made a part of Lawyers Title
Insurance Corporation                                          No. 115-00-003604


The provisions of said policy are hereby modified and amended as of the date hereof as to the following matters and none other:

This policy insures the insured against loss or damage sustained by reason of any inaccuracy in the following statement:

That the premises described in Item 5 of Schedule A has access to a duly dedicated street known as:

                  Packets Court

The total liability of the Company under said policy, binder or commitment and under this and any prior endorsements thereto shall not exceed, in the aggregate, the amount of liability stated on the face of said policy, binder or commitment, as the same may be specifically amended in dollar amount by this or any prior endorsements, and the costs which the Company is obligated to pay under the Conditions and Stipulations of the policy.

This endorsement is made a part of said policy, binder or commitment and is subject to all the terms and provisions thereof, except as modified by the provisions hereof.

Nothing herein contained shall be construed as extending or changing the effective date of the aforesaid policy, binder or commitment unless otherwise expressly stated.

IN WITNESS WHEREOF the Company has caused this Endorsement to be signed and sealed as of the 24th day of September 1996 to be valid when countersigned by an authorized officer or agent of the Company, all in accordance with its By-Laws.

                                           Lawyers Title Insurance Corporation
                                           By:      /s/ Janet A. Alpert
                                                    President
Issued at Williamsburg,                             Attest: /s/ John M. Carter
                                                    Secretary

                                  LAWYERS TITLE
                              INSURANCE CORPORATION
                                      SEAL
                                      1925
                                  RICHMOND, VA

COUNTERSIGNED:
WTIA INC.

/s/ Bonnie S. Huff
--------------------------
Authorized Officer or Agent

                                  Lawyers Title
                              Insurance Corporation
                              NATIONAL HEADQUARTERS
                               RICHMOND, VIRGINIA

                                     SURVEY
                                   ENDORSEMENT


CODE NAME                                                      NUMBER

Printpack, Inc.                                                115-00-003604

SITE:    Williamsburg, Virginia
Attached to and made a part of Lawyers Title Insurance
Corporation                                                    No. 115-00-003604

The provisions of said policy are hereby modified and amended as of the date hereof as to the following matters and none other:

This policy insures the Insured that the lands described in Schedule A are the same lands described in the survey prepared by Langley & McDonald, P.C. dated May 17, 1996, revised June 11, 1996, further revised August 16, 1996 (Job No. 96621/97); however, the Company does not insure the acreage of the lands.

The Company hereby insures the Insured against losses which said Insured shall sustain in the event that the assurances hereinabove shall prove to be incorrect.

The total liability of the Company under said policy, binder or commitment and under this and any prior endorsements thereto shall not exceed, in the aggregate, the amount of liability stated on the face of said policy, binder or commitment, as the same may be specifically amended in dollar amount by this or any prior endorsements, and the costs which the Company is obligated to pay under the Conditions and Stipulations of the policy.

This endorsement is made a part of said policy, binder or commitment and is subject to all the terms and provisions thereof, except as modified by the provisions hereof.

Nothing herein contained shall be construed as extending or changing the effective date of the aforesaid policy, binder or commitment unless otherwise expressly stated.

IN WITNESS WHEREOF the Company has caused this Endorsement to be signed and sealed as of the 24th day of September 1996 to be valid when countersigned by an authorized officer or agent of the Company, all in accordance with its By-Laws.

                                          Lawyers Title Insurance Corporation
                                          By:      /s/ Janet A. Alpert
                                                   President
Issued at Williamsburg,                            Attest: /s/ John M. Carter
                                                   Secretary

                                  LAWYERS TITLE
                              INSURANCE CORPORATION
                                      SEAL
                                      1925
                                  RICHMOND, VA

COUNTERSIGNED:
WTIA INC.

/s/ Bonnie S. Huff
---------------------------
Authorized Officer or Agent

                                  Lawyers Title
                              Insurance Corporation
                              NATIONAL HEADQUARTERS
                               RICHMOND, VIRGINIA


                                     TAX LOT
                                   ENDORSEMENT

CODE NAME                                                      NUMBER

Printpack, Inc.                                                115-00-003604

SITE:    Williamsburg, Virginia
Attached to and made a part of Lawyers Title
Insurance Corporation                                          No. 115-00-003604


The provisions of said policy are hereby modified and amended as of the date hereof as to the following matters and none other:

This policy hereby assures the Insured that the Premises described in Schedule A is assessed and taxed in such a way that no other realty is assessed and taxed along with said Premises or any portion thereof.

The company hereby insures the Insured against losses which said Insured shall sustain in the event that the assurances hereinabove shall prove to be incorrect.

The total liability of the Company under said policy, binder or commitment and under this and any prior endorsements thereto shall not exceed, in the aggregate, the amount of liability stated on the face of said policy, binder or commitment, as the same may be specifically amended in dollar amount by this or any prior endorsements, and the costs which the Company is obligated to pay under the Conditions and Stipulations of the policy.

This endorsement is made a part of said policy, binder or commitment and is subject to all the terms and provisions thereof, except as modified by the provisions hereof.

Nothing herein contained shall be construed as extending or changing the effective date of the aforesaid policy, binder or commitment unless otherwise expressly stated.

IN WITNESS WHEREOF the Company has caused this Endorsement to be signed and sealed as of the 24th day of September 1996 to be valid when countersigned by an authorized officer or agent of the Company, all in accordance with its By-Laws.

                                           Lawyers Title Insurance Corporation
                                           By:      /s/ Janet A. Alpert
                                                    President
Issued at Williamsburg,                             Attest: /s/ John M. Carter
                                                    Secretary

                                  LAWYERS TITLE
                              INSURANCE CORPORATION
                                      SEAL
                                      1925
                                  RICHMOND, VA

COUNTERSIGNED:
WTIA INC.

/s/ Bonnie S. Huff
------------------------------
Authorized Officer or Agent

                     IMPORTANT INFORMATION TO POLICY HOLDERS


         In the event your need to contact, someone about this policy for any reason, please contact your agent. If you have additional questions you may contact the Insurance Company issuing this policy at the following address and telephone number: LAWYERS TITLE INSURANCE CORPORATION, 6630 WEST BROAD STREET, RICHMOND, VIRGINIA 23230, TELEPHONE 1-804-281-6817.

         If you have been unable to contact or obtain satisfaction from the Company or the Agent, you may contact the Virginia Bureau of Insurance at:
Property and Casualty Division, Bureau of Insurance, P.O. Box 1157, Richmond, Virginia 23209, Instate toll free calls 1-800-55207945; out state calls 1-804-786-3741.

         Written correspondence is preferable so that a record of you inquiry is maintained. When contacting your Agent, Company of Bureau of Insurance have your policy number available.

Form 45-20
with any costs, attorneys' fees and expenses incurred by the insured claimant which were authorized by the Company up to the time of payment and which the Company is obligated to pay; or

                  (ii) to pay or otherwise settle with the insured claimant the loss or damage provided for under this policy, together with any costs, attorneys' fees and expenses incurred by the insured claimant which were authorized by the Company up to the time of payment and which the Company is obligated to pay.

         Upon the exercise by the Company of either of the options provided for in paragraphs (b)(i) or (ii), the Company's obligations to the insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute or continue any litigation.

7.       DETERMINATION, EXTENT OF LIABILITY AND COINSURANCE.

         This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the insured claimant who has suffered loss or damage by reason of matters insured against by this policy and only to the extent herein described.

         (a) The liability of the Company under this policy shall not exceed the least of:

                  (i)      the Amount of Insurance stated in Schedule A; or,

                  (ii) the difference between the value of the insured estate or interest as insured and the value of the insured estate or interest subject to the defect, lien or encumbrance insured against by this policy.

         (b) In the event the Amount of Insurance stated in Schedule A at the Date of Policy is less than 80 percent of the value of the insured estate or interest or if subsequent to the Date of Policy an improvement is erected on the land which increases the value of the insured estate or interest by at least 20 percent over the Amount of Insurance stated in Schedule A, then this Policy is subject to the following:

                  (i) where no subsequent improvement has been made, as to any partial loss, the Company shall only pay the loss pro rata in the proportion that the amount of insurance at Date of Policy bears to the total value of the insured estate or interest at Date of Policy; or

                  (ii) where a subsequent improvement has been made, as to any partial loss, the Company shall only pay the loss pro rata in the proportion that 120 percent of the Amount of Insurance stated in Schedule A bears to the sum of the Amount of Insurance stated in Schedule A and the amount expended for the improvement.

         The provisions of this paragraph shall not apply to costs; attorneys' fees and expenses for which the Company is liable under this policy, and shall only apply to that portion of any loss which exceeds, in the aggregate, 10 percent of the Amount of Insurance stated in Schedule A.

         (c) The Company will pay only those costs, attorneys' fees and expenses incurred in accordance with Section 4 of these Conditions and Stipulations.

8.       APPORTIONMENT.

         If the land described in Schedule A consists of two or more parcels which are not used as a single site, and a loss is established affecting one or more of the parcels but not all, the loss shall be computed and settled on a pro rata basis as if the amount of insurance under this policy was divided pro rata as to the value on Date of Policy of each separate parcel to the whole, exclusive of any improvements made subsequent to Date of Policy, unless a liability or value has otherwise been agreed upon as to each parcel by the Company and the insured at the time of the issuance of this policy and shown by an express statement or by an endorsement attached to this policy.

9.       LIMITATION OF LIABILITY.

         (a) If the Company establishes the title, or removes the alleged defect, lien or encumbrance, or cures the lack of a right of access to or from the land, or cures the claim of unmarketability of title, all as insured, in a reasonably diligent manner by any method, including litigation and the completion of any appeals therefrom, it shall have fully performed its obligations with respect to that matter and shall not be liable for any loss or damage caused thereby.

         (b) In the event of any litigation, including litigation by the Company or with the Company's consent, the Company shall have no liability for loss or damage until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals therefrom, adverse to the title as insured.

         (c) The Company shall not be liable for loss or damage to any insured for liability voluntarily assumed by the insured in setting any claim or suit without the prior written consent of the Company.

10.      REDUCTION OF INSURANCE; REDUCTION OR TERMINATION OF LIABILITY.

         All payments under this policy, except payments made for costs, attorneys' fees and expenses, shall reduce the amount of the insurance pro tanto.

11.      LIABILITY NONCUMULATIVE.

         It is expressly understood that the amount of insurance under this policy shall be reduced by any amount the Company may pay under any policy insuring a mortgage to which exception is taken in Schedule B or to which the insured has agreed, assumed, or taken subject, or which is hereafter executed by an insured and which is a charge or lien on the estate or interest described or referred to in Schedule A, and the amount so paid shall be deemed a payment under this policy to the insured owner.

12.      PAYMENT OF LOSS.

         (a) No payment shall be made without producing this policy for endorsement of the payment unless the policy has been lost or destroyed, in which case proof of loss or destruction shall be furnished to the satisfaction of the Company.

         (b) When liability and the extent of loss or damage has been definitely fixed in accordance with these Conditions and Stipulations, the loss or damage shall be payable within 30 days thereafter.

13.      SUBROGATION UPON PAYMENT OR SETTLEMENT.

         (a)      The Company's Right of Subrogation.

         Whenever the Company shall have settled and paid a claim under this policy, all right of subrogation shall vest in the Company unaffected by any act of the insured claimant.

         The Company shall be subrogated to and be entitled to all rights and remedies which the insured claimant would have had against any person or property in respect to the claim had this policy not been issued. If requested by the Company, the insured claimant shall transfer to the Company all rights and remedies against any person or property necessary in order to perfect this right of subrogation. The insured claimant shall permit the Company to sue, compromise or settle in the name of the insured claimant and to use the name of the insured claimant in any transaction or litigation involving these rights or remedies.

         If a payment on account of a claim does not fully cover the loss of the insured claimant, the Company shall be subrogated to these rights and remedies in the proportion which the Company's payment bears to the whole amount of the loss.

         If loss should result from any act of the insured claimant, as stated above, that act shall not void this policy, but the Company, in that event, shall be required to pay only that part of any losses insured against by this policy which shall exceed the amount, if any, lost to the Company by reason of the impairment by the insured claimant of the Company's right of subrogation.

         (b)      The Company's Rights Against Non-Insured Obligors.

         The Company's right of subrogation against non-insured obligors shall exist and shall include, without limitation, the rights of the insured to indemnities, guaranties, other polices of insurance or bonds, notwithstanding any terms or conditions contained in those instruments which provide for subrogation rights by reason of this policy.

14.      VALUATION OF ESTATE OR INTEREST INSURED.

         If, in computing loss or damage incurred by the insured, it becomes necessary to determine the value of the estate or interest insured by this policy, the value shall consist of the then present worth of the excess, if any, of the fair market rental value of the estate or interest, undiminished by any matters for which claim is made, for that part of the term stated in Schedule A then remaining plus any renewal or extended term for which a valid option to renew or extend is contained in the Lease, over the value of the rent and other consideration required to be paid under the lease for the same period.

15.      MISCELLANEOUS ITEMS OF LOSS.

         In the event the insured is evicted from possession of all or a a part of the land by reason of any matters insured against by this policy, the following, if applicable, shall be included in computing loss or damage incurred by the insured, but not to the extent that the same are included in the valuation of the estate or interest insured by this policy.

         (a) The reasonable cost of removing and relocating any personal property which the insured has the right to remove and relocate, situated on the land at the time of eviction, the cost of transportation of that personal property for the initial twenty-five miles incurred in connection with the relocation, and the reasonable cost of repairing the personal property damaged by reason of the removal and relocation. The costs referred to above shall not exceed in the aggregate the value of the personal property prior to its removal and relocation.

         "Personal Property," above referred to, shall mean chattels and property which because of its character and manner of affixation to the land, can be severed therefrom without causing appreciable damage to the property severed or to the land to which the property is affixed.

         (b) Rent or damages for use and occupancy of the land prior to the eviction which the insured as owner of the leasehold estate may be obligated to pay to any person having paramount title to that of the lessor in the Lease.

         (c) The amount of rent which, by the terms of the Lease, the insured

                                    EXHIBIT D
                      WACHOVIA REAL ESTATE CAPITAL MARKETS

                               CONDUIT TERM SHEET

         This term sheet is for discussion purposes only. This is not a commitment to lend, but rather an indication as of May 1, 1998 of the terms and conditions of a conduit loan that Wachovia would consider providing to the Borrower for the financing at the Project noted below. Without the prior written consent of Wachovia, N.A., the contents of this term sheet may not be disclosed to any third party.

Borrower:         A to be determined single asset, bankruptcy remote entity.

Loan Amount:      $4,300,000

Collateral:       Printpack, Inc.

Spread:           1.80%

Fee:              1.00%

Minimum DSC:      1.25

Maximum LTV:      75%

Term:             15

Amc:              25

Prepayment:       Lockout for years 1-5; greater of 1% or yield maintenance
                  thereafter; prepay at par last three months.

Other: Subject to Wachovia's standard underwriting and documentation requirements for a real estate conduit loan.




                                   05/01/1998

                                    EXHIBIT E

         Section 8.1 No Sale/Encumbrance. Borrower agrees that Borrower shall not, without the prior written consent of Lender, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Property or any part thereof or permit the Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred, other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 3.8. Notwithstanding the foregoing or anything to the contrary contained in this Article 8, sale of the Property and assumption of the Loan shall be permitted to Print Pack, Inc., so long as Print Pack, Inc. (a) has maintained its credit-worthiness to at least the same extent as of the date of this Security Instrument, as evidenced by financial statements and other information reasonably requested by lender, (b) has executed an assumption agreement in form and substance acceptable to Lender, evidencing Print Pack Inc.'s agreement to be bound by the terms of the Note, this Security Agreement and Other Security Documents (including, but not limited to, all single purpose entity covenants), and (c) has paid all costs and expenses incurred by lender in accordance with the provisions of Section 8.3. Sale of the Property and assumption of the Loan shall be permitted to an entity not related to Print Pack, Inc., subject to Lender's approval of the transferee, such approval not to be unreasonably withheld, conditioned or delayed.

                                    EXHIBIT F

                                  Lawyers Title
                              Insurance Corporation
                              NATIONAL HEADQUARTERS
                               RICHMOND, VIRGINIA

--------------------------------------------------------------------------------

                                   ENDORSEMENT

Case Number 001068
Code Name
GF ASSOCIATES

Attached to and made a part of Lawyers Title Insurance Corporation Policy No. 115-00-003604

NOTE: THIS SPECIMEN (PRO FORMA) ENDORSEMENT IS FURNISHED AT THE REQUEST OF THE PROPOSED INSURED AND IT IS UNDERSTOOD AND AGREED THAT IT DOES NOT REFLECT THE PRESENT STATE OF TITLE. THE FURNISHING OF THE COVERAGE SET FORTH HEREIN IS CONTINGENT UPON ALL OF THE COMPANY'S REQUIREMENTS BEING SATISFIED AT OR PRIOR TO CLOSING.

1. DATE OF POLICY is changed from August 31, 1996 to _________, 1998 at ___:___ __.m.

2.         AMOUNT OF INSURANCE is changed from 1,379,860.00 to $__________.

Continued

The total liability of the Company under said policy, binder or commitment and under this and any prior endorsements thereto shall not exceed, in the aggregate, the amount of liability stated on the face of said policy, binder or commitment, as the same may be specifically amended in dollar amount by this or any prior endorsements, and this costs which the Company is obligated to pay under the Conditions and Stipulations of the policy.

This endorsement is made a part of said policy, binder or commitment and is subject to all the terms and provisions thereof, except as modified by the provisions hereof.

Nothing herein contained shall be construed as extending or changing the effective date of the aforesaid policy, binder or commitment unless otherwise expressly stated.

IN WITNESS WHEREOF, the Company has caused this Endorsement to be signed and sealed as of the ___ day of ______, 1998, to be valid when countersigned by an authorized officer or agent of the Company, all in accordance with its By-Laws.

Issued at Norfolk, Virginia 33510           Lawyers Title Insurance Corporation
Tel (757) 622-8105/Fax 623-4058
COUNTERSIGNED:  Southeastern Virginia Branch Office         Janet A. Alpert
                                                            President

----------------------------------
Authorized Officer or Agent                                 John M. Carter
                                                            Secretary

                                  LAWYERS TITLE
                              INSURANCE CORPORATION

                               POLICY ENDORSEMENT
                                    CONTINUED

Case No. 0001068                                      Policy No.: 115-00-003604

3.       Schedule A, Item 4 is hereby AMENDED to read as follows:

All that certain lot, piece or parcel of land, with the buildings and improvements thereon, situate, lying and being in James City County, Virginia, and known, numbered and designated as Site 18-A, as shown on that certain plat entitled "PLAT OF PARCEL 18 BEING A RE-SUBDIVISION OF BUSCH CORPORATE CENTER-WILLIAMSBURG", dated January 8, 1998, prepared by Langley and McDonald, which said plat is duly recorded in the Clerk's Office of the Circuit Court of James City County, Virginia, in Map Book , Page .

TOGETHER WITH that certain non-exclusive perpetual easement for the installation and maintenance of underground stormwater drain pipes and related drainage facilities for the benefit of Sites 18A and 18B, in, under, upon, through and beneath the area designated "2.38Ac. Stormwater Basin" on that certain plat entitled, "Busch Corporate Center - Williamsburg, Plat of Phase IV to be conveyed to Louis C. Goldfarb Trading as Virby Realty Company from Busch Properties, Inc.," dated August 4, 1982, and recorded in the Clerk's Office aforesaid in Plat Book 37, at page 63, and more particularly described in that certain Deed of Easement between Busch Properties, Inc., and The Lawson Group, Ltd., dated June 10, 1987, which Deed of Easement was recorded in the Clerk's Office aforesaid on June 25, 1987, in Deed Book 350, at page 396.

IT BEING the same property conveyed to GF ASSOCIATES, a Virginia general partnership, by deed from The Lawson Group, Ltd., a Virginia corporation, dated March 29, 1991, recorded in Deed Book 514, page 759; and also being a portion of the same property conveyed to Busch Properties, Inc. by deed from Anheuser-Busch, Incorporated, recorded December 27, 1972 in Deed Book 141, page
313. Correcting deed recorded in Deed Book 151, page 142.

IT BEING the same property leased to PRINTPACK, INC. as evidenced by Amendment to Memorandum of Lease from GF ASSOCIATES, a Virginia general partnership, dated ___________, 1998, recorded in Deed Book _________, page _______.

4.       Schedule B, Item 1 is hereby AMENDED to read as follows:

         1.       Taxes for the year 1998, and subsequent years.

Continued

                                  LAWYERS TITLE
                              INSURANCE CORPORATION
                              NATIONAL HEADQUARTERS
                               RICHMOND, VIRGINIA

                               POLICY ENDORSEMENT
                                    CONTINUED

Case No. 0001068                                      Policy No.: 115-00-003604

5.       Schedule B is hereby AMENDED by adding thereto the following:

16. Such state of facts occurring subsequent to August 16, 1996, date of survey made by Stephen A. Romeo, as would be disclosed by a current accurate survey and inspection of the premises.

17. Financing Statement No. 930017764, showing GF ASSOCIATES, as debtor, and Nationsbank of Virginia N.A., as secured party, filed June 4, 1993. Continuation filed March 16, 1998 as Number 98 20456.

18. Financing Statement No. 960019547, showing Printpak, Inc. as debtor, and The First National Bank of Chicago, as secured party, filed September 11, 1996.

19. Financing Statement No. 960019512, showing Printpak, Inc., as debtor, and The First National Bank of Chicago, as secured party, filed August 22, 1996.

22. Easement granted Virginia Electric and Power Company by instrument recorded in Deed Book 242, Page 586.

Continued

                                  LAWYERS TITLE
                              INSURANCE CORPORATION

                               POLICY ENDORSEMENT
                                    CONTINUED

Case No. 0001068                                     Policy No.: 115-00-003604

23. Restrictions, conditions, covenants and easements appearing of record in Deed Book 161, Page 31, Deed Book 169, page 135, Deed Book 191, page 28, Deed Book 263, page 219, Deed Book 385, page 661 and Deed Book 385, page 665. NOTE:
This exception omits any covenant, condition or restriction based on race, color, religion, sex, handicap, familial status or national origin as provided in 42 U.S.C. Section 1604, unless and only to the extent that the covenant (a) is not in violation of state or federal law, (b) is exempt under 42 U.S.C.
Section 3607, or (c) relates to a handicap, but does not discriminate against handicapped people.

24. Sewer easement granted James City Service Authority by instrument dated August 14, 1974, recorded in Deed Book 156, Page 645.

25. Sewer easement granted HRSD by instrument recorded in Deed Book 250, Page 358 and shown on plat recorded in Plat Book 28, page 58 and in Plat Book 46, page 95.

26. Scenic easements set forth in instrument creating Carters Grove County Road recorded in Deed Book 158, Page 465 and in Deed Book 431, page 701.

27. Utility and drainage easements set forth in instruments recorded in Deed Book 533, page 4 and in Deed Book 169, page 153.

28. Easement granted Colonial Pipeline easement as shown on plat recorded in Plat Book 28, pages 19 and 20.

29. 30 foot sanitary sewer right-of-way reserved by Busch Properties as shown on plat recorded in Plat Book 35, page 36.